Exhibit 16

Cohen & Steers Emerging Markets Real Estate Fund, Inc.

Cohen & Steers Dividend Value Fund, Inc.

Cohen & Steers Institutional Global Realty Shares, Inc.

Cohen & Steers Institutional Realty Shares, Inc.

Cohen & Steers International Realty Fund, Inc.

Cohen & Steers Global Infrastructure Fund, Inc.

Cohen & Steers Global Realty Shares, Inc.

Cohen & Steers Preferred Securities and Income Fund, Inc.

Cohen & Steers Realty Income Fund, Inc.

Cohen & Steers Realty Shares, Inc.

Cohen & Steers Real Assets Fund, Inc.

(the “Cohen and Steers Open-end Funds”)

Cohen & Steers Closed-End Opportunity Fund, Inc.

Cohen & Steers Dividend Majors Fund, Inc.

Cohen & Steers Global Income Builder, Inc.

Cohen & Steers Quality Income Realty Fund, Inc.

Cohen & Steers REIT and Preferred Income Fund, Inc.

Cohen & Steers Infrastructure Fund, Inc.

Cohen & Steers Total Return Realty Fund, Inc.

Cohen & Steers Select Preferred and Income Fund, Inc.

Cohen & Steers Limited Duration Preferred and Income Fund, Inc.

(the “Cohen and Steers Closed-end Funds”)

POWER OF ATTORNEY

Each of Michael G. Clark, Bonnie Cohen, Martin Cohen, George Grossman, Richard E. Kroon, Richard J. Norman, Frank K. Ross, Robert H. Steers and C. Edward Ward Jr., whose signatures appear below, hereby constitutes and appoints Adam Derechin, James Giallanza, Colleen Dean, Francis C. Poli and Tina M. Payne, and each of them, his or her true and lawful attorneys and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable the (i) Cohen & Steers Open-end Funds to comply with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to each Cohen & Steers Open-end Fund Registration Statement on Form N-1A and any other registration statements pursuant to said Acts, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of each undersigned as a director of each Cohen & Steers Open-end Fund any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts;

(ii) Cohen & Steers Closed-end Funds to comply with the Acts, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to each Cohen & Steers Closed-end Fund Registration Statement on Form N-2, any subsequent Registration Statements for the same offering which may be filed under Rule 462(b), and any other registration statements pursuant to said Acts, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a director of each Cohen & Steers Closed-end Fund any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and (iii) also including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a director of each Cohen & Steers Closed-end Fund any and all Statements of Beneficial Ownership filed with the Securities and Exchange Commission under said Acts and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

/s/ Michael G. Clark	/s/ Bonnie Cohen	/s/ Martin Cohen
Michael G. Clark	Bonnie Cohen	Martin Cohen

/s/ George Grossman	/s/ Richard E. Kroon	/s/ Richard J. Norman
George Grossman	Richard E. Kroon	Richard J. Norman

/s/ Frank K. Ross	/s/ Robert H. Steers	/s/ C. Edward Ward Jr.
Frank K. Ross	Robert H. Steers	C. Edward Ward Jr.

Date: June 19, 2012